Exhibit 4.2

FOURTH AMENDED AND RESTATED
REGISTRATION RIGHTS AGREEMENT

THIS FOURTH AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is entered into as of July 31, 2007, by and among (i) Metastorm Inc., a Maryland corporation (the “Company”), (ii) the purchasers (the “Series CC Investors”) of the Company’s Series CC Convertible Preferred Stock, par value $0.01 per share (the “Series CC Preferred Stock”), listed on Exhibit A hereto, (iii) the other Persons listed on Exhibit A hereto, and (iv) the other Persons that from time to time execute joinders to this Agreement.

WITNESSETH:

WHEREAS, the Company has entered into a Series CC Convertible Preferred Stock Purchase Agreement dated as of July 31, 2007 (the “Stock Purchase Agreement”) with the Series CC Investors pursuant to which the Company has agreed to issue and sell to the Series CC Investors shares of the Company’s Series CC Preferred Stock; and

WHEREAS, the Company has agreed to grant certain registration rights with respect to the shares of the Company’s Common Stock issuable upon conversion of the Series CC Preferred Stock sold to the Series CC Investors pursuant to the Stock Purchase Agreement; and

WHEREAS, the holders of the Company’s Series AA Convertible Preferred Stock, par value $0.01 per share (the “Series AA Preferred Stock”), who were holders of the Company’s Series BB Convertible Preferred Stock, par value $0.01 per share (the “Series BB Preferred Stock”), prior to the conversion thereof on the date of this Agreement (the “Converted BB Investors”) have, concurrently with the execution and delivery of this Agreement, (x) converted all of the issued and outstanding shares of the Series BB Convertible Preferred Stock into shares of Series AA Preferred Stock at a conversion ratio of 1.8339403 shares of Series AA Preferred Stock for each share of Series BB Preferred Stock , and (y) exchanged all of the outstanding warrants to purchase Series BB Preferred Stock (the “Series BB Warrants”) for Series AA Preferred Stock, at an exchange ratio of one share of Series AA Preferred Stock for each warrant to purchase a share of Series BB Preferred Stock; and

WHEREAS, the Company, the Original Stockholders, the Converted BB Investors and the then-Series AA Investors previously entered into that certain Third Amended and Restated Registration Rights Agreement, dated as of October 4, 2005 (the “Prior Registration Rights Agreement”), which Prior Registration Rights Agreement is being amended, restated and superseded in its entirety by this Agreement; and

WHEREAS, pursuant to Section 11.8 of the Prior Registration Rights Agreement, the Company and the holders of at least two-thirds (2/3) of the Registrable Securities (as that term was defined in the Prior Registration Rights Agreement) have approved such amendment, which approval is evidenced by such holder’s signature hereon;

NOW, THEREFORE, in consideration of the foregoing and of the mutual promises and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound hereby agree as follows:

ARTICLE 1
CERTAIN DEFINITIONS

As used herein, the following terms shall have the following respective meanings:

1.1                                 “Commission” shall mean the Securities and Exchange Commission, or any other successor federal agency at the time administering the Securities Act.

1.2                                 “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

1.3                                 “Holders” shall mean and include each of the Stockholders and any person or entity that shall have executed this Agreement and whose name appears on the Schedule of Registration Rights Holders attached hereto as Exhibit A or who shall, pursuant to Section 11.2 hereof, become a party hereto, and any permitted transferee under Article 9 hereof who holds Registrable Securities.

1.4                                 “Initial Public Offering” shall mean the first closing of a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act, covering the offer and sale of Common Stock to the public.

1.5                                 “Initiating Holders” shall mean Holders of Registrable Securities representing at least 10% of the total Registrable Securities then outstanding.

1.6                                 “Original Stockholders” shall mean the holders of Series AA Preferred Stock, as listed on Exhibit A attached hereto, who were among the holders of the Company’s previously outstanding Common Stock prior to the conversion thereof to Series AA Preferred Stock on September 1, 2004.

1.7                                 “Original Stockholder Shares” shall mean, collectively, the shares of Series AA Preferred Stock held by the Original Stockholders, if any, including shares of Common Stock issuable upon conversion of any option, warrant or other convertible security granted or issued by the Company, whether outstanding as of the date of this Agreement or granted or issued thereafter.

1.8                                 “Person” means any individual, corporation, partnership, limited liability company, limited liability partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

1.9                                 “Preferred Holders” shall mean the Holders consisting solely of the Series AA Investors and the Series CC Investors and any of their Permitted Transferees.

1.10                           “Preferred Stock” shall mean the Series AA Preferred Stock and the Series CC Preferred Stock treated together as one class.

1.11                           “Recapitalization Events” shall mean stock splits, stock dividends, combinations, recapitalizations, reorganizations, reclassifications, mergers, consolidations and other similar events which affect the number of outstanding shares of the Series AA Preferred Stock or the Series CC Preferred Stock.

1.12                           The terms “register,” “registered” and “registration” refer to a registration effected by preparing and filing with the Commission a registration statement in compliance with the Securities Act, and the declaration or ordering by the Commission of the effectiveness of such registration statement.

1.13                           “Registrable Preferred Securities” shall mean the Registrable Securities, excluding the Original Stockholder Shares.

1.14                           “Registrable Securities” shall mean (a) any and all shares of Common Stock (i) issued or issuable with respect to the Original Stockholder Shares held by the Original Stockholders and their respective Permitted Transferees, and (ii) issued or issuable with respect to the Original Stockholder Shares held by the Original Stockholders and any of their respective Permitted Transferees upon any Recapitalization Event, (b) any and all shares of Common Stock (i) issued or issuable upon conversion of the Series AA Preferred Stock held by the Series AA Investors and any of their respective Permitted Transferees, and (ii) issued or issuable with respect to the Series AA Preferred Stock held by the Series AA Investors and any of their respective Permitted Transferees upon any Recapitalization Event, and (c) any and all shares of Common Stock (i) issued or issuable upon conversion of the Series CC Preferred Stock held by the Series CC Investors and their respective Permitted Transferees, and (ii) issued or issuable with respect to the Series CC Preferred Stock held by the Series CC Investors and their respective Permitted Transferees upon any Recapitalization Event, excluding in all cases, however, Registrable Securities sold by a Holder to the public or pursuant to Rule 144 promulgated under the Securities Act.

1.15                           “Registration Expenses” shall mean all expenses incurred by the Company in complying with Articles 2 and 3 hereof, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of legal counsel for the Company, fees and disbursements of one legal counsel for the selling Holders, blue sky fees and expenses, and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company, which shall be paid in any event by the Company). Such fees and disbursement of a single legal counsel for the selling Holders, to be paid for by the Company hereunder shall in no event exceed $15,000 in the case of any single registration effected under Article 2 or 3 hereof.

1.16                           “S-3 Registration Expenses” shall mean all expenses incurred by the Company in complying with Article 4 hereof, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of legal counsel for the Company, fees and disbursements of one legal counsel for the selling Holders, blue sky fees and expenses, and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company, which shall be paid in any event by the Company). Such fees and disbursement of a single legal counsel for the selling Holders to be paid for by the Company hereunder shall in no event exceed $15,000 in the case of any single registration effected under Article 4 hereof.

1.17                           “Series AA Investors” means, collectively, the Holders of Series AA Preferred Stock other than Original Stockholders (including, for the avoidance of doubt, the Converted BB Investors), and the Permitted Transferees of such Holders of Series AA Preferred Stock.

1.18                           “Securities Act” shall mean the Securities Act of 1933, as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

1.19                           “Selling Expenses” shall mean all underwriting fees, discounts, selling commissions and stock transfer taxes applicable to the Registrable Securities registered by the Holders.

1.20                           The terms “Stockholders,” collectively, and a “Stockholder,” individually, means the Series AA Investors and the Series CC Investors.

ARTICLE 2
REQUESTED REGISTRATION

2.1                                 Request for Registration. At the earlier of (i) the six month anniversary of the effective date of the Initial Public Offering, or (ii) the second anniversary of the date of this Agreement, the Initiating Holders may request registration in accordance with this Article 2. In the event the Company shall receive from the Initiating Holders a written request that the Company effect any registration, qualification or compliance with respect to Registrable Securities, the Company will:

(a)                                  promptly give written notice of the proposed registration, qualification or compliance to all other Holders; and

(b)                                 use its best efforts to effect such registration, qualification or compliance as soon as practicable (including, without limitation, undertaking to file post-effective amendments, appropriate qualifications under applicable blue sky or other state securities laws, and appropriate compliance with applicable regulations issued under the Securities Act, and any other governmental requirements or regulations) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request received by the Company within 15 days after the receipt of the written notice from the Company described in Section 2.1(a); provided, however, that the Company shall not be obligated to take any action to effect any such registration, qualification or compliance pursuant to this Article 2:

(i)                                     in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

(ii)                                  during the period starting with the date immediately preceding the Company’s anticipated date of filing of, and ending on the date 180 days immediately following the effective date of, any registration statement pertaining to a firmly underwritten offering of securities of the Company for its own account (or such lesser period as the managing underwriters of such offering will allow);

(iii)                               after the Company has effected four (4) such requested registrations pursuant to this Article 2 (not including registrations on Form S-3) on behalf of the Initiating Holders, with such registrations having been declared or ordered effective, and the Registrable Securities offered pursuant to each of such registrations having been sold, or if the Company has effected any requested registration (other than a registration for the Company’s Initial Public Offering) pursuant to this Agreement during the previous six-month period (or such shorter period as the managing underwriter of the Company’s most recent public offering will allow); or

(iv)                              if the Company then meets the eligibility requirements applicable to the use of Form S-3 in connection with such registration and is able to effect such requested registration pursuant to Article 4 hereof.

(c)                                  Subject to the foregoing clauses (i) through (iv), the Company shall file a registration statement covering the Registrable Securities so requested to be registered as soon as practicable after receipt of the request of the Initiating Holders; provided, however, that if the Company shall furnish to such Holders a certificate signed by the Chairman or Chief Executive Officer of the Company stating that in the good faith judgment of the Board of Directors of the Company, the registration and distribution of the Registrable Securities covered or to be covered by such registration statement, or the disclosure required by such registration statement, would materially interfere with any pending material financing, acquisition or corporate reorganization, or other material corporate development involving the Company or its subsidiaries, or would require premature disclosure thereof, and it is therefore essential to defer the filing of such registration statement, the Company shall have the right to defer such filing for a period of not more than 90 days, but in no event for a period longer than 105 days after receipt of the request of the Initiating Holders; and provided, further, that the Company shall not be permitted to exercise such deferral right under this Section 2.1(c) or Section 4.1(c) hereof more than once in any 360-day period.

2.2                                 Underwriting.

(a)                                  The distribution of the Registrable Securities covered by the request of the Initiating Holders shall be effected by means of the method of distribution selected by the Holders holding at least two-thirds (2/3) of the Registrable Securities covered by such registration. If such distribution is effected by means of an underwriting, the right of any Holder to registration pursuant to this Article 2 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting (unless otherwise agreed by the Initiating Holders) to the extent provided herein.

(b)                                 If such distribution is effected by means of an underwriting, the Company (together with all Holders proposing to distribute their securities through such underwriting) shall enter into an underwriting agreement in customary form with a managing underwriter of nationally recognized standing selected for such underwriting by the Company and approved by a majority in interest of the Initiating Holders, which approval shall not be unreasonably withheld. Notwithstanding any other provision of this Article 2, if the managing underwriter, if any, advises the Initiating Holders in writing that marketing factors (including pricing) require a limitation of the number of shares to be underwritten, then the Preferred Holders who have requested registration of Registrable Preferred Securities together shall share pro rata in the available portion of the registration in question, such sharing to be based upon the number of shares of Registrable Preferred Securities then held by such Preferred Holders. If after inclusion of such Registrable Preferred Securities, it is possible to include additional shares in such registration, the Original Stockholders who have requested registration together shall share pro rata in the remaining available portion of the registration in question, such sharing to be based upon the number of shares of Original Stockholder Shares then held by such Original Stockholders. No Registrable Securities excluded from the underwriting by reason of the managing underwriter’s marketing limitation shall be included in such registration.

(c)                                  If any Holder disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to the Company, the managing underwriter and the Initiating Holders. The Registrable Securities and/or other securities so withdrawn shall also be withdrawn from registration; provided, however, that if by the withdrawal of such Registrable Securities a greater number of Registrable Securities held by other Holders may be included in such registration (up to the maximum of any limitation imposed by the underwriters), then the Company shall offer to all Holders who have included (or requested to include) Registrable Securities in the registration the right to include additional Registrable Securities in the same proportion used in determining the underwriter limitation in this Section 2.2.

2.3                                 Inclusion of Shares by Company. If the distribution of Registrable Securities is being effected by means of an underwriting and if the managing underwriter has not limited the number of Registrable Securities to be underwritten, the Company may include securities for its own account or for the account of others in such registration if the managing underwriter so agrees. The inclusion of such shares shall be on the same terms as the registration of shares held by the Initiating Holders, as applicable. In the event that the underwriters exclude some of the securities to be registered, the securities to be sold for the account of the Company and any other holders shall be excluded in their entirety prior to the exclusion of any Registrable Securities.

2.4                                 Cancellation of Registration. A majority in interest of the Initiating Holders, as applicable, shall have the right to cancel a proposed registration of Registrable Securities pursuant to Article 2 when, in their discretion, market conditions are so unfavorable as to be seriously detrimental to an offering pursuant to such registration. Such cancellation of a registration shall not be counted as one of the four (4) such requested registrations pursuant to Section 2.1(b)(iii) for the Initiating Holders so long as the Initiating Holders agree to pay the reasonable expenses associated with such cancelled registration.

ARTICLE 3
COMPANY REGISTRATION

3.1                                 Notice of Registration to Holders. If at any time or from time to time the Company shall determine to register any of its securities, either for its own account or the account of a security holder or holders (including pursuant to Article 4), other than (i) a registration relating solely to employee benefit plans on Form S-8 (or any successor form) or (ii) a registration relating solely to a Commission Rule 145 transaction on Form S-4 (or any successor form), the Company will:

(a)                                  promptly give to each Holder written notice thereof, and

(b)                                 include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made within 15 days after delivery of such written notice from the Company described in Section 3.1(a), by any Holder or Holders.

3.2                                 Underwriting. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 3.1(a). In such event, the right of any Holder to registration pursuant to this Article 3 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Company.

(a)                                  Notwithstanding any other provision of this Article 3, if the managing underwriter determines that marketing factors (including pricing) require a limitation of the number of shares to be underwritten, the Holders of Registrable Securities shall have priority as to sales over the other holders of the Company’s securities, and the Company shall cause such other holders to withdraw their shares from such offering to the extent necessary to allow all requesting Holders of Registrable Securities to include all shares so requested to be included in such registration. Whenever the number of shares which may be registered pursuant to Article 3 is still limited by this Section 3.2(a), the Company shall have priority as to sales over the Holders of Registrable Securities, and each Holder of Registrable Securities hereby agrees that it shall withdraw its Registrable Securities from such registration to the extent necessary to allow the Company to include all the shares which the Company desires to sell for its own account to be included within such registration. The Holders of Registrable Preferred Securities given rights by this Article 3 and participating in an offering pursuant to Section 3.1 together shall share pro rata in the available portion of the registration in question, such sharing to be based upon the number of shares of Registrable Preferred Securities then held by such participating Holders. If after the inclusion of such Registrable Preferred Securities, it is possible to include additional shares in such registration, the Original Stockholders given rights by this Article 3 and participating in an offering pursuant to Section 3.1 together shall share pro rata in the remaining available portion of the registration in question, such sharing based upon the number of shares of Original Stockholder Shares then held by such participating Original Stockholders. No Registrable Securities excluded from the underwriting by reason of the underwriters’ marketing limitation shall be included in such registration.

(b)                                 The Company shall so advise all Holders and the other holders distributing their securities through such underwriting of any such limitation, and the number of shares of Registrable Securities held by Holders that may be included in the registration. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the managing underwriter. Any securities excluded or withdrawn from such underwriting shall be withdrawn from such registration, but the Holder shall continue to be bound by Section 11.10 hereof. If by the withdrawal of such securities a greater number of Registrable Securities held by other Holders may be included in such registration (up to the maximum of any limitation imposed by the underwriters), then the Company shall offer to all Holders who have included (or requested to include) Registrable Securities in the registration the right to include additional Registrable Securities in the same proportion used in determining the underwriter limitation in this Section 3.2.

(c)                                  The Company shall have the right to terminate or withdraw any registration initiated by it under this Article 3 prior to the effectiveness of such registration, whether or not a Holder has elected to include Registrable Securities in such registration.

ARTICLE 4
REGISTRATION ON FORM S-3

4.1                                 Request for Registration.

(a)                                  In addition to the rights set forth in Articles 2 and 3 hereof, if a Holder or Holders request that the Company file a registration statement on Form S-3 (or any successor to Form S-3) for a public offering of shares of Registrable Securities having an aggregate offering price of at least $1,000,000 (based on the closing market price as of the trading day immediately preceding the date of the request) and the Company is a registrant entitled to use Form S-3 (or any successor form to Form S-3) to register such shares for such an offering, the Company shall use its best efforts to cause such shares to be registered for the offering as soon as practicable on Form S-3 (or any such successor form to Form S-3); provided, however, that the Company shall not be required to effect more than two such registrations on behalf of the Holders pursuant to this Article 4.1(a) during any consecutive 12 month period.

(b)                                 Notwithstanding the foregoing, the Company shall not be obligated to take any action pursuant to this Article 4:

(i)                                     in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

(ii)                                  if the Company, within ten (10) days of the receipt of the request of the Holder or Holders, gives notice of its bona fide intention to effect the filing of a registration statement with the Commission within forty-five (45) days of receipt of such request (other than with respect to a registration statement relating to a Rule 145 transaction or an offering solely to employees);

(iii)                               during the period starting with the date of filing of, and ending on a date which is 180 days immediately following the effective date of, a registration statement described in (ii) above or filed pursuant to this Article 4 or Articles 2 or 3 hereof (or such shorter period as the managing underwriter of the Company’s most recent public offering may agree), provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective and provided, further, that no other person or entity could require the Company to file a registration statement in such period;

(c)                                  Subject to the foregoing clauses (b) (i) through (iii), the Company shall file a registration statement on Form S-3 covering the Registrable Securities so requested to be registered within 90 days after receipt of the request of the Holders; provided, however, that if the Company shall furnish to such Holders a certificate signed by the Chairman or Chief Executive Officer of the Company stating that in the good faith judgment of the Board of Directors of the Company, the registration and distribution of the Registrable Securities covered or to be covered by such registration, or the disclosure required by such registration statement, would materially interfere with any pending material financing, acquisition or corporate reorganization, or other material corporate development of the Company or its subsidiaries, or would require premature disclosure thereof, and it is therefore essential to defer the filing of such registration statement, the Company shall have the right to defer such filing for a period of not more than 90 days, but in no event for a period longer than 105 days after receipt of the request of the Initiating Holders; and provided, further that the Company shall not be permitted to exercise such deferral right under this Section 4.1(c) or Section 2.1(c) hereof more than once in any 360-day period.

4.2                                 Underwriting.

(a)                                  The distribution of the Registrable Securities covered by the registration on Form S-3 shall be effected by means of the method of distribution selected by the Holders holding two-thirds (2/3) of the Registrable Securities covered by such registration. If such distribution is effected by means of an underwriting, the right of any Holder to registration pursuant to this Article 4 shall be conditioned upon such Holder’s participation in such underwriting, if any, and the inclusion of such Holder’s Registrable Securities in such underwriting.

(b)                                 If the distribution of the Registrable Securities pursuant to this Section 4.2 is effected by means of an underwriting, the Company (together with all Holders proposing to distribute their securities through such underwriting) shall enter into an underwriting agreement in customary form with a managing underwriter of nationally recognized standing selected for such underwriting by a majority in interest of the Holders requesting registration on Form S-3 and approved by the Company, which approval shall not be unreasonably withheld. Notwithstanding any other provision of this Article 4, if the managing underwriter advises the Holders in writing that marketing factors (including pricing) require a limitation of the number of shares to be underwritten, then the Holders of Registrable Preferred Securities participating in an offering pursuant to Section 4.1 together shall share pro rata in the available portion of the registration in question, such sharing to be based upon the number of shares of Registrable Preferred Securities then held by such Holders. If after the inclusion of such Registrable Preferred Securities, it is possible to include additional shares in such registration, the Original Stockholders participating in an offering pursuant to Section 4.1 together shall share pro rata in the remaining available portion of the registration in question, such sharing based upon the number of shares of Original Stockholder Shares then held by such participating Original Stockholders. No Registrable Securities excluded from the underwriting by reason of the managing underwriter’s marketing limitation shall be included in such registration.

(c)                                  If the distribution of the Registrable Securities pursuant to this Section 4.2 is effected by means of an underwriting and if any Holder disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to the Company, the managing underwriter and the Holders. The Registrable Securities and/or other securities so withdrawn shall also be withdrawn from registration; provided, however, that if by the withdrawal of such securities a greater number of Registrable Securities held by other Holders may be included in such registration (up to the maximum of any limitation imposed by the underwriters), then the Company shall offer to all Holders who have included (or requested to include) Registrable Securities in the registration the right to include additional Registrable Securities in the same proportion used in determining the underwriter limitation in this Section 4.2.

4.3                                 Inclusion of Shares by Company. If the distribution of the Registrable Securities pursuant to this Article 4 is effected by means of an underwriting and if the managing underwriter has not limited the number of Registrable Securities to be underwritten, the Company may include securities for its own account or for the account of others in such registration if the managing underwriter so agrees and if the number of Registrable Securities held by Holders requesting registration on Form S-3 which would otherwise have been included in such registration and underwriting will not thereby be limited. The inclusion of such shares shall be on the same terms as the registration of shares held by the Holders requesting such registration. In the event that the underwriters exclude some of the securities to be registered on Form S-3, the securities to be sold for the account of the Company and any other holders shall be excluded in their entirety prior to the exclusion of any Registrable Securities.

ARTICLE 5
EXPENSES OF REGISTRATION

All Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to Article 2, Article 3 and Article 4 hereof and all S-3 Registration Expenses shall be borne by the Company. All Selling Expenses relating to Registrable Securities registered by the Holders shall be borne by the Holders of such Registrable Securities pro rata on the basis of the number of shares so registered.

ARTICLE 6
REGISTRATION PROCEDURES

(a)                                  In the case of each registration effected by the Company pursuant to this Agreement, the Company will keep each Holder advised in writing as to the initiation of each registration and as to the completion thereof. The Company agrees to use its best efforts to effect or cause such registration to permit the sale of the Registrable Securities covered thereby by the Holders thereof in accordance with the intended method or methods of distribution thereof described in such registration statement. In connection with any registration of any Registrable Securities pursuant to Article 2, 3 or 4 hereof, the Company shall, as soon as reasonably possible:

(i)                                     use its best efforts to cause the registration statement filed for purposes of such registration to become effective as soon as reasonably possible thereafter;

(ii)                                  prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus included therein as may be necessary to effect and maintain the effectiveness of such registration statement as may be required by the applicable rules and regulations of the Commission and the instructions applicable to the form of such registration statement, and furnish to the holders of the Registrable Securities covered thereby copies of any such supplement or amendment prior to its being used and/or filed with the Commission; and comply with the provisions of the Securities Act with respect to the disposition of all the Registrable Securities to be included in such registration statement;

(iii)                               provide (A) the Holders of the Registrable Securities to be included in such registration statement, (B) the underwriters (which term, for purposes of this Agreement, shall include a person deemed to be an underwriter within the meaning of Section 2(11) of the Securities Act), if any, thereof, (C) the sales or placement agent, if any, therefor, (D) one counsel for such underwriters or agent, and (E) not more than one counsel for all the Holders of such Registrable Securities, the opportunity to participate in the preparation of such registration statement, each prospectus included therein or filed with the Commission, and each amendment or supplement thereto;

(iv)                              for a reasonable period prior to the filing of such registration statement, and throughout the period specified above, make available for inspection by the parties referred to in Section 6(a)(iii) above such financial and other information and books and records of the Company, and cause the officers, directors, employees, counsel and independent certified public accountants of the Company to respond to such inquiries, as shall be reasonably necessary, in the judgment of the respective counsel referred to in such Section 6(a)(iii), to conduct a reasonable investigation within the meaning of the Securities Act; provided, however, that each such party shall be required to maintain in confidence and not disclose to any other person or entity any information or records reasonably designated by the Company in writing as being confidential, until such time as (a) such information becomes a matter of public record (whether by virtue of its inclusion in such registration statement or otherwise), or (b) such party shall be required so to disclose such information pursuant to the subpoena or order of any court or other governmental agency or body having jurisdiction over the matter, or (c) such information is required to be set forth in such registration statement or the prospectus included therein or in an amendment to such registration statement or an amendment or supplement to such prospectus in order that such registration statement, prospectus, amendment or supplement, as the case may be, does not include an untrue statement of a material fact or omit to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and provided, further, that the Company need not make such information available, nor need it cause any officer, director or employee to respond to such inquiry, unless each such Holder of Registrable Securities to be included in a registration statement hereunder and such counsel, upon the Company’s request, execute and deliver to the Company an undertaking to substantially the same effect contained in the preceding proviso;

(v)                                 promptly notify the Holders of Registrable Securities to be included in a registration statement hereunder, the sales or placement agent, if any, therefor and the managing underwriter of the securities being sold and confirm such advice in writing, (A) when such registration statement or the prospectus included therein or any prospectus amendment or supplement or post-effective amendment has been filed, and, with respect to such registration statement or any post-effective amendment, when the same has become effective, (B) of any comments by the Commission and by the blue sky or securities commissioner or regulator of any state with respect thereto or any request by the Commission for amendments or supplements to such registration statement or the prospectus or for additional information, (C) of the issuance by the Commission of any stop order suspending the effectiveness of such registration statement or the initiation of any proceedings for that purpose, (D) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, or (E) if it shall be the case, at any time when a prospectus is required to be delivered under the Securities Act, that such registration statement, prospectus, or any document incorporated by reference, in any of the foregoing contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

(vi)                              use its best efforts to obtain the withdrawal of any order suspending the effectiveness of such registration statement or any post-effective amendment thereto at the earliest practicable date;

(vii)                           if requested by any managing underwriter or underwriter, any placement or sales agent or any Holder of Registrable Securities to be included in a registration statement, promptly incorporate in a prospectus, prospectus supplement or post-effective amendment such information as is required by the applicable rules and regulations of the Commission and as such managing underwriter or underwriters, such agent or such Holder may reasonably specify should be included therein relating to the terms of the sale of the Registrable Securities included thereunder, including, without limitation, information with respect to the number of Registrable Securities being sold by such Holder or agent or to such underwriters, the name and description of such Holder, the offering price of such Registrable Securities and any discount, commission or other compensation payable in respect thereof, the purchase price being paid therefor by such underwriters and with respect to any other terms of the offering of the Registrable Securities to be sold in such offering; and make all required filings of such prospectus; prospectus supplement or post-effective amendment promptly after notification of the matters to be incorporated in such prospectus, prospectus supplement or post-effective amendment;

(viii)                        furnish to each Holder of Registrable Securities to be included in such registration statement hereunder, each placement or sales agent, if any, therefor, each underwriter, if any, thereof and the counsel referred to in Section 6(a)(iii) an executed copy of such registration statement, each such amendment and supplement thereto (in each case excluding all exhibits and documents incorporated by reference) and such number of copies of the registration statement (excluding exhibits thereto and documents incorporated by reference therein unless specifically so requested by such holder, agent or underwriter, as the case may be) of the prospectus included in such registration statement (including each preliminary prospectus and any summary prospectus), in conformity with the requirements of the Securities Act, as such Holder, agent, if any, and underwriter, if any, may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Holder sold by such agent or underwritten by such underwriter and to permit such Holder, agent and underwriter to satisfy the prospectus delivery requirements of the Securities Act; and the Company hereby consents to the use of such prospectus and any amendment or supplement thereto by each such Holder and by any such agent and underwriter, in each case in the form most recently provided to such party by the Company, in connection with the offering and sale of the Registrable Securities covered by the prospectus (including such preliminary and summary prospectus) or any supplement or amendment thereto;

(ix)                                use its best efforts to (A) register or qualify the Registrable Securities to be included in such registration statement under such other securities laws or blue sky laws of such jurisdictions to be designated by the Holders of a majority of such Registrable Securities participating in such registration and each placement or sales agent, if any, therefor and underwriter, if any, thereof, as any Holder and each underwriter, if any, of the securities being sold shall reasonably request, (B) keep such registrations or qualifications in effect and comply with such laws so as to permit the continuance of offers, sales and dealings therein in such jurisdictions for so long as may be necessary to enable such Holder, agent or underwriter to complete its distribution of the Registrable Securities pursuant to such registration statement and (C) take any and all such actions as may be reasonably necessary or advisable to enable such Holder, agent, if any, and underwriter to consummate the disposition in such jurisdictions of such Registrable Securities; provided, however, that the Company shall not be required for any such purpose to (1) qualify generally to do business as a foreign company or a broker-dealer in any jurisdiction wherein it would not otherwise be required to qualify but for the requirements of this Section 6(a)(ix), or (2) subject itself to taxation in any such jurisdiction;

(x)                                   cooperate with the Holders of the Registrable Securities to be included in a registration statement hereunder and the managing underwriters to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold, which certificates shall be printed, lithographed or engraved, or produced by any combination of such methods, on steel engraved borders and which shall not bear any restrictive legends; and enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriters may request at least two business days prior to any sale of the Registrable Securities;

(xi)                                provide a CUSIP number for all Registrable Securities, not later than the effective date of the registration statement;

(xii)                             enter into one or more underwriting agreements, engagement letters, agency agreements, “best efforts” underwriting agreements or similar agreements, as appropriate, and take such other actions in connection therewith as the Holders of at least a majority of the Registrable Securities being sold shall reasonably request in order to expedite or facilitate the disposition of such Registrable Securities;

(xiii)                          whether or not an agreement of the type referred to in the preceding subsection is entered into and whether or not any portion of the offering contemplated by such registration statement is an underwritten offering or is made though a placement or sales agent or any other entity, (A) make such representations and warranties to the Holders of such Registrable Securities and the placement or sales agent, if any, therefor and the underwriters, if any, thereof in form, substance and scope as are customarily made in connection with any offering of equity securities pursuant to any appropriate agreement and/or to a registration statement filed on the form applicable to such registration statement; (B) obtain an opinion of counsel to the Company in customary form and covering such matters, of the type customarily covered by such an opinion, as the managing underwriters, if any, and as the Holders of at least a majority of such Registrable Securities may reasonably request, addressed to such Holders and the placement or sales agent, if any, therefor and the underwriters, if any, thereof and dated the effective date of such registration statement (and if such registration statement contemplates an underwritten offering of a party or of all of the Registrable Securities, dated the date of the closing under the underwriting agreement relating thereto) (it being agreed that the matters to be covered by such opinion shall include, without limitation, the due organization of the Company, and its subsidiaries, if any; the qualification of the Company, and its subsidiaries, if any, to transact business as foreign companies; the due authorization, execution and delivery of this agreement and of any agreement of the typed referred to in Section 6(a)(xii) hereof; the due authorization, valid issuance, and the fully paid status of the capital stock of the Company; the absence of pending or, to such counsel’s knowledge, threatened material legal or governmental proceedings involving the Company; the absence to the knowledge of such counsel of a breach by the Company or its subsidiaries of, or a default under, material agreements binding the Company or any subsidiary; the absence of governmental approvals required to be obtained in connection with the registration statement, the offering and sale of the Registrable

Securities, this Agreement or any agreement of the type referred to in Section 6(a)(xii) hereof; the compliance as to form of such registration statement and any documents incorporated by reference therein with the requirements of the Securities Act; the effectiveness of such registration statement under the Securities Act; and, as of the date of the opinion and of the registration statement or most recent post-effective amendment thereto, as the case may be, the absence, to the knowledge of such counsel, from such registration statement and the prospectus included therein, as then amended or supplemented, and from the documents incorporated by reference therein of an untrue statement of a material fact or the omission to state therein a material fact necessary to make the statements therein not misleading (in case of such documents, in the light of the circumstances existing at the time that such documents were filed with the Commission under the Exchange Act)); (C) obtain a “cold” comfort letter or letters from the independent certified public accountants of the Company addressed to the Holders and the placement or sales agent, if any, therefor and the underwriters, if any, thereof, dated (I) the effective date of such registration statement and (II) the effective date of any prospectus supplement to the prospectus included in such registration statement or post-effective amendment to such registration statement which includes unaudited or audited financial statements as of a date or for a period subsequent to that of the latest such statements included in such prospectus (and, if such registration statement contemplates an underwritten offering pursuant to any prospectus supplement to the prospectus included in such registration statement or post-effective amendment to such registration statement which includes unaudited or audited financial statements as of a date or for a period subsequent to that of the latest such statements included in such prospectus, dated the date of the closing under the underwriting agreement relating thereto), such letter or letters to be in customary form and covering such matters of the type customarily covered by letters of such type; (D) deliver such documents and certificates, including officers’ certificates, as may be customary and reasonably requested by Holders of at least a majority of the Registrable Securities being sold and the placement or sales agent, if any, therefor and the managing underwriters, if any, thereof to evidence the accuracy of the representations and warranties made pursuant to clause (A) above and the compliance with or satisfaction of any agreements or conditions contained in the underwriting agreement or other agreement entered into by the Company; and (E) undertake such obligations relating to expense reimbursement, indemnification and contribution as are provided in Articles 5 and 7 hereof;

(xiv)                         notify in writing each Holder of Registrable Securities of any proposal by the Company to amend or waive any provision of this Agreement and of any amendment or waiver effected pursuant thereto, each of which notices shall contain the text of the amendment or waiver proposed or effected, as the case may be;

(xv)                            engage to act on behalf of the Company with respect to the Registrable Securities to be so registered a registrar and transfer agent having such duties and responsibilities (including, without limitation, registration of transfers and maintenance of stock registers) as are customarily discharged by such an agent, and to enter into such agreements and to offer such indemnities as are customary in respect thereof;

(xvi)                         cause all such Registrable Securities to be listed on each securities exchange or other securities trading markets, if any, on which similar securities issued by the

Company are then listed (or if not then listed, on such exchanges or other securities trading markets requested by the holders of a majority of the Registrable Securities to be so registered); and

(xvii)                      otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its Holders, as soon as practicable, but in any event not later than 18 months after the effective date of such registration statement, an earnings statement covering a period of at least twelve months which shall satisfy the provisions of Section 6(a) of the Securities Act (including, at the option of the Company, pursuant to Rule 158 thereunder).

(b)                                 In the event that the Company would be required, pursuant to Section 6(a)(v)(E) above, to notify the Holders of Registrable Securities included in a registration statement hereunder, the sales or placement agent, if any, and the managing underwriters, if any, of the securities being sold, the Company shall promptly prepare and furnish to each such Holder, to each such agent, if any, and to each underwriter, if any, a reasonable number of copies of a prospectus supplement or amendment so that, as thereafter delivered to the purchasers of Registrable Securities, such prospectus shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing. Each Holder agrees that upon receipt of any notice from the Company pursuant to Section 6(a)(v)(E) hereof, such Holder shall forthwith discontinue the distribution of Registrable Securities until such Holder shall have received copies of such amended or supplemented registration statement or prospectus, and if so directed by the Company, such Holder shall deliver to the Company (at the Company’s expense) all copies, other than permanent file copies, then in such Holder’s possession of the prospectus covering such Registrable Securities at the time of receipt of such notice.

(c)                                  The Company may require each Holder of Registrable Securities as to which any registration is being effected to furnish to the Company such information regarding such Holder and such Holder’s method of distribution of such Registrable Securities as the Company may from time to time reasonably request in writing but only to the extent that such information is required in order to comply with the Securities Act. Each such Holder agrees to notify the Company as promptly as practicable of any inaccuracy or change in information previously furnished by such Holder to the Company or of the occurrence of any event in either case as a result of which any prospectus relating to such registration contains or would contain an untrue statement of a material fact regarding such Holder or the distribution of such Registrable Securities or omits to state any material fact regarding such Holder or the distribution of such Registrable Securities required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and promptly to furnish to the Company any additional information required to correct and update any previously furnished information or required so that such prospectus shall not contain, with respect to such Holder or the distribution of such Registrable Securities, an untrue statement or a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing.

ARTICLE 7
INDEMNIFICATION

7.1                                 The Company will indemnify each Holder, each of its officers and directors and partners, and such Holder’s legal counsel and independent accountants, if any, and each person controlling any such persons within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification or compliance has been effected pursuant to this Agreement, and each underwriter, if any, and each person who controls any underwriter within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages and liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereof, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein, a material fact required to be stated therein or necessary to make the statements therein, not misleading, or any violation by the Company of any rule or regulation promulgated under the Securities Act or any state securities laws applicable to the Company and relating to action or inaction by the Company in connection with any such registration, qualification or compliance, and will reimburse each such Holder, each of its officers and directors and partners and such Holder’s legal counsel and independent accountants, and each person controlling any such persons, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Company by such Holder or underwriter and expressly intended for use in such registration statement, prospectus, offering circular or other document, or any amendment or supplement thereof.

7.2                                 Each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors and officers and its legal counsel and independent accountants, each underwriter, if any, of the Company’s securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, and each other such Holder, each of its officers, directors, partners, legal counsel and independent accountants, if any, and each person controlling such other Holder within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages and liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, such Holders, such directors, officers, partners, legal counsel, independent accountants, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular, other document or amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Holder and expressly intended for use in such registration statement, prospectus, offering circular or other document, or any amendment or supplement thereof; provided, however, that the obligations of each Holder hereunder shall be limited to an amount equal to the proceeds to such Holder of Registrable Securities sold as contemplated herein.

7.3                                 Each party entitled to indemnification under this Section 7 (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld). The Indemnified Party may participate in such defense at such party’s expense; provided, however, that the Indemnifying Party shall bear the expense of such defense of the Indemnified Party if representation of both parties by the same counsel would be inappropriate due to actual or potential conflicts of interest. The failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement, unless (and then, only to the extent that) such failure is prejudicial to the ability of the Indemnifying Party to defend the action. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of such claim or litigation.

7.4                                 If the indemnification provided for in Section 7.1 or 7.2 is unavailable or insufficient to hold harmless an Indemnified Party, then each Indemnifying Party shall contribute to the amount paid or payable by such Indemnified Party as a result of the expenses, claims, losses, damages or liabilities (or actions or proceedings in respect thereof) referred to in Section 7.1 or 7.2, in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and such sellers of Registrable Securities on the other hand in connection with statements or omissions which resulted in such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) or expenses, as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or such sellers of Registrable Securities and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Holders agree that it would not be just and equitable if contributions pursuant to this Section 7.4 were to be determined by pro rata allocation (even if all Sellers of Registrable Securities were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the first sentence of this Section 7.4. The amount paid by an Indemnified Party as a result of the expenses, claims, losses, damages or liabilities (or actions or proceedings in respect thereof) referred to in the first sentence of this Section 7.4 shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any claim, action or proceeding which is the subject of this Section 7.4. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of sellers of Registrable Securities to contribute pursuant to this Section 7.4 shall be several in proportion to the respective amount of Registrable Securities sold by them pursuant to a registration statement.

ARTICLE 8
RULE 144 REPORTING

With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of securities of the Company to the public without registration, after such time as a public market exists for the Common Stock of the Company, the Company agrees to:

8.1                                 Make and keep public information available as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the effective date of the first registration under the Securities Act filed by the Company for an offering of its securities to the general public; and

8.2                                 Use its best efforts to then file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); and

8.3                                 So long as a Holder owns any Registrable Securities, furnish to the Holder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 (at any time after ninety (90) days following the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company as a Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing a Holder to sell any such securities without registration.

ARTICLE 9
TRANSFER OF REGISTRATION RIGHTS

The rights to cause the Company to register Registrable Securities granted Holders under Articles 2, 3 and 4 hereof may be assigned in connection with any permitted transfer or assignment of the Holder’s Registrable Securities. All transferees and assignees (“Permitted Transferees”) of the rights to cause the Company to register Registrable Securities granted Holders under Articles 2, 3 and 4 hereof, as a condition to the transfer of such rights, shall agree in writing to be bound by the agreements set forth herein.

ARTICLE 10
LIMITATIONS ON REGISTRATION RIGHTS
GRANTED TO OTHER SECURITIES

The parties hereto agree that additional holders may, with the consent of the Company and the Holders of at least two-thirds (2/3) of the Registrable Securities then outstanding, be added as parties to this Agreement with respect to any or all securities of the Company held by them; provided, however, that from and after the date of this Agreement, the Company shall not without the prior written consent of the Holders of at least two-thirds (2/3) of the Registrable Securities then outstanding, enter into any agreement with any holder or prospective holder of any securities of the Company providing for the grant to such holder of registration rights superior to, or pari passu with, those granted herein. Any additional parties shall execute a counterpart of this Agreement, and upon execution by such additional parties and by the Company, shall be considered Holders for purposes of this Agreement, and shall be added to the Schedule of Registration Rights Holders.

ARTICLE 11
MISCELLANEOUS

11.1                           GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY WITHIN THE STATE WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

11.2                           Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

11.3                           Entire Agreement. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subject matter hereof, and the parties hereto intend, agree and understand that this Agreement amends and supersedes and replaces in its entirety any and all prior agreements pertaining to the subject matter hereof (including the Prior Registration Rights Agreement).

11.4                           Notices. All notices, requests, consents, and other communications hereunder shall be in writing and shall be deemed effectively given and received upon delivery in person, or upon receipt after delivery by national overnight courier service or by telecopier transmission with acknowledgment of transmission receipt, or three business days after deposit via certified or registered mail, return receipt requested, in each case addressed as follows:

if to the Company:

Metastorm Inc.

500 East Pratt Street, Suite 1250

Baltimore, Maryland 21202

Attention: Robert J. Farrell

Telecopier: (443) 874-1337

with a copy to:

Venable LLP

Two Hopkins Plaza, Suite 1800

Baltimore, MD 21201

Attention: Thomas D. Washburne, Jr., Esq.

Telecopier: (410) 244-7742

if to any Holder:

The address reflected on the records of the Company or, in any such case, at such other address or address as shall have been furnished in writing by such party to the others.

11.5                           Severability. In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

11.6                           Titles and Subtitles. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

11.7                           Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together constitute one instrument.

11.8                           Waivers and Amendments. With the written consent of the Company and the Holders holding at least two-thirds (2/3) of the Registrable Securities held by all the Holders, the obligations and rights of the Company and the Holders under this Agreement may be waived (either generally or in a particular instance, either retroactively or prospectively, and either for a specified period of time or indefinitely) or amended; provided, however, that no such waiver or amendment shall reduce the aforesaid number of shares the Holders of which are required to consent to any waiver or amendment, without the consent of all the Holders; provided further, that (i) Purchasers (as defined in the Stock Purchase Agreement) purchasing shares of Series CC Preferred Stock under the Stock

Purchase Agreement after the Initial Closing (as defined in the Stock Purchase Agreement) (and as a condition thereto) shall become parties to this Agreement as “Series CC Investors” hereunder by such Purchaser’s (as defined in the Stock Purchase Agreement) execution of a written joinder agreement (a “Joinder Agreement”) to this Agreement acknowledging such Purchaser’s (as defined in the Stock Purchase Agreement) agreement to be bound as a party to this Agreement, without any amendment of this Agreement pursuant to this paragraph or any consent, approval or other action of any party hereto, and (ii) Persons acquiring shares of Series AA Preferred Stock pursuant to the Proforma Acquisition (as defined in the Stock Purchase Agreement) (and as a condition thereto) shall become a party to this Agreement as “Series AA Investors” hereunder by such Person’s execution of a Joinder Agreement, without any amendment of this Agreement pursuant to this paragraph or any consent, approval or other action of any party hereto. Upon the effectuation of each waiver or amendment, the Company shall promptly give written notice thereof to any Holders who have not previously consented thereto in writing. Notwithstanding the foregoing, any party hereto may waive any of its rights hereunder by a statement in writing signed by such party. Such waiver shall only be effective with respect to the rights specifically set forth in such writing and shall not waive, amend or prejudice any other rights the party may have hereunder.

11.9                           Termination.  The right of any Holder under this Agreement to request registration or inclusion in any registration shall not be exercisable by a Holder at such time when (i) after the closing of the Initial Public Offering of the Common Stock of the Company, all shares of Registrable Securities held or entitled to be held upon conversion by such Holder may immediately be sold without limitation pursuant to Rule 144(k) under the Securities Act and (ii) the Company’s Common Stock is traded on a national exchange or the Nasdaq Global Market. The termination provision set forth in this Section 11.9 shall only apply to Holders who hold less than 5% of the capital stock (on a fully-diluted basis) of the Company at such time.

11.10                     Lock-Up Agreement.   Each Holder agrees, in connection with the Company’s Initial Public Offering of the Company’s securities, upon request of the underwriters managing any underwritten offering of the Company’s securities, not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any Registrable Securities (other than those included in the registration) without the prior written consent of such underwriters, for such period of time (not to exceed 180 days) from the effective date of such registration as may be requested by the underwriters; provided, however, that the officers and directors of the Company who own stock of the Company, together with all holders of one percent (1%) or more of the Company’s outstanding stock, also agree to such restrictions. Notwithstanding the foregoing, Holders shall only be bound to the provisions of this Section 11.10 if the underwriters agree that any early release from any lock-up agreement for any person in connection with a public offering shall be pro rata among such person and the Holders.

[signatures on next page]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement, or have caused this Agreement to be duly executed on their behalf, as of the day and year first above written

METASTORM INC.

By:	/s/ Robert J. Farrell
Name: Robert J. Farrell
Title: President

ABS CAPITAL PARTNERS V, L.P.
By: ABS Partners V, L.P.,
Its General Partner

By: ABS Partners V, L.L.C.,
Its General Partner

By:	/s/ Laura L. Witt
Name: Laura L. Witt
Title: Managing Member

ABS CAPITAL PARTNERS V-A, L.P.
By: ABS Partners V, L.P.,
Its General Partner

By: ABS Partners V, L.L.C.,
Its General Partner

By:	/s/ Laura L. Witt
Name: Laura L. Witt
Title: Managing Member

ABS CAPITAL PARTNERS V OFFSHORE, L.P.
By: ABS Partners V, L.P.,
Its General Partner

By: ABS Partners V, L.L.C.,
Its General Partner

By:	/s/ Laura L. Witt
Name: Laura L. Witt
Title: Managing Member

Metastorm Inc.

Signature Page to Fourth Amended and Restated Registration Rights Agreement

ICG HOLDINGS, INC.

By:	/s/ Walter W. Buckley III
Name: Walter W. Buckley III
Title: President

MAYFLOWER LP

By:	/s/ John Russell Hogg
Name: John Russell Hogg
Title: Duly Authorized Attorney

INDUSTRY VENTURES FUND IV, L.P.

By:	/s/ Hans Swilden
Name: Hans Swilden
Title: Managing Member

GOLDMAN SACHS PRIVATE EQUITY OPPORTUNITIES, L.P.

By:	/s/ Jennifer Barbetta
Name: Jennifer Barbetta
Title: Authorized Signatory

IRONSIDE VENTURES, L.P.
By: Ironside Management LLC,
Its General Partner

By:	/s/ Myles P. Gilbert
Name: Myles P. Gilbert
Title: Managing Director

AXIOM VENTURE PARTNERS II, LP

By:	/s/ William Wilcoxson
Name: William Wilcoxson
Title: Partner

HOLDERS OF AT LEAST TWO-THIRDS OF
REGISTRABLE SECURITIES HELD PURSUANT
TO THE PRIOR REGISTRATION RIGHTS
AGREEMENT

ICG HOLDINGS, INC.

By:	/s/ Walter W. Buckley III
Name: Walter W. Buckley III
Title: President

MAYFLOWER LP

By:	/s/ John Russell Hogg
Name: John Russell Hogg
Title: Duly Authorized Attorney

INDUSTRY VENTURES FUND IV, L.P.

By:
Name:
Title:

GOLDMAN SACHS PRIVATE EQUITY
OPPORTUNITIES, L.P.

By:	/s/ Jennifer Barbetta_
Name: Jennifer Barbetta
Title: Authorized Signatory

Metastorm Inc.

Signature Page to Fourth Amended and Restated Registration Rights Agreement

WALL STREET TECHNOLOGY PARTNERS LP
By: Wall Street Technology Managers LP, Its General Partner
By: Technology Equity Employees LLC Its General Partner

By:	/s/ Adam Lichtenstein
Name: Adam Lichtenstein
Its: Authorized Person

By:
Name:
Its: Authorized Person

Exhibit A
Schedule of Registration Rights Holders

Series AA Investors

Sandler Internet Partners, L.P.
Sandler Capital Partners IV, L.P.
Sandler Capital Partners IV FTE, L.P.
Sandler Co-Investment Partners, L.P.
Axiom Venture Partners II, LP
J. Allen Dougherty, Trustee FBO Peter Wetherill
Pennstone, LLC
Riggs Capital Partners, LLC
Morgan Stanley Dean Witter Inc. C/F J. Allen Dougherty, IRA Rollover
Gail Dougherty
Mark T. Cannon
Nancy Walker
Paul E. Ambrose and Paula J. Ambrose
Michael Savage
David R. Schaeffer
Stephen Todd Walker
Mark O’Neill
Wall Street Technology Partners LP
Ironside Ventures, L.P.
Ironside Venture Partners II, LLC
Industry Ventures Fund IV, L.P.
Goldman Sachs Private Equity Opportunities, L.P.
Mayflower L.P. (formerly 3i Group, PLC)
M&M Capital Partners
Eric Luftig
Walter A. Maul, Jr.
Melissa B. Eisenstat
Riggs Capital Partners II, LLC
ICG Holdings, Inc.

Original Stockholders

Mayflower L.P. (formerly 3i Group, PLC)
V-Sys, Ltd
Avi Hoffer
Stephen Miles Brown
Michael Philip Vieyra
Bharat Patel
Stuart Frost
Mark O’Hare

Bruce Grisewood
Michael Jackson
Brian McPhee
Jonathan Summers

Series CC Investors

ABS Capital Partners V, L.P.
ABS Capital Partners, V-A, L.P.
ABS Capital Partners V Offshore, L.P.
ICG Holdings, Inc.
Mayflower LP
Industry Ventures Fund IV, L.P.
Goldman Sacks Private Equity Opportunities, L.P.
Ironside Ventures, L.P.
Axiom Venture Partners II, LP